UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) January 31, 2013

Teckmine Industries, Inc.
(Exact name of registrant as specified in its charter)

Nevada	000-52745	98-0534859
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

17622 La Entrada Drive, Yorba Linda, CA 92886
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (949) 280-5710

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Commitment Letter

On January 31, 2013, we entered into a commitment letter (the “Commitment”) with Victory Electronic Cigarettes LLC (“Victory”) and the 7 members thereof, whereby we agreed to provide a secured bridge loan to Victory in the aggregate amount of US$500,000 (the “Loan”). The principal under the Loan bears interest at a rate of 12% per annum, calculated and payable monthly. The Loan was made available to Victory in two tranches, the first tranche in the principal sum of US$200,000 of which was advanced following entry into the Commitment and the second tranche in the principal sum of US$300,000 is to be made available upon the execution of certain security documents as set out in the Commitment. The first tranche will be secured by the security documents regardless of the fact that such documents will be executed subsequent to advancement thereof. The Loan, including principal, interest and any other fees owing with respect thereto is due on January 31, 2014, unless an event of default occurs as set out in the Commitment. Victory is entitled to repay the Loan at any time. As security for repayment of the Loan, Victory is required to provide the following documents prior to us advancing the second tranche:

(a)

a general security agreement dated for reference January 31, 2013 granting us a first security interest in all presently owned and after acquired personal property and a floating charge over all of Victory’s property;

(b)	if, on the date of entry into the security documents, Victory is a:

	(i)	LLC, a collateral assignment agreement signed by each member of Victory and assigning each member’s interest in Victory to our company, or

	(ii)	corporation, a pledge and assignment of shares made by each shareholder of Victory in favour of our company; and

(c)	a US$500,000 debenture made by Victory in favour of our company.

Subject to waiver of the loan fee by us upon certain conditions set out in the Commitment, Victory has agreed to pay our company a non-refundable loan of US$200,000 (the “Loan Fee”) as a genuine pre-estimate of liquidated damages. The Loan Fee is payable on the earlier of: (a) the occurrence of an event of default under the Commitment; or (ii) on the date a formal agreement with respect to a proposed transaction is terminated, or, if such formal agreement is not entered into, on the date Victory and our company decide not to proceed with such transaction (a “Termination Event”). Notwithstanding the above, upon the closing of the transaction, our company has agreed to waive the Loan Fee in its entirety. In the event of a Termination Event and provided such event is not the result of a breach of any term of the formal agreement by Victory, and is not the result of Victory being unable or unwilling to close the transaction, then the Loan Fee shall be reduced to US$15,000. In the event only the first tranche is advanced, the applicable Loan Fee payable will be reduced by 40%.

Convertible Notes

On January 31, 2013, we entered into private placement subscription agreements (the “Agreements”) with 4 subscribers (the “Subscribers”). Following entry into the Agreements, our company issued 4 convertible notes in the principal amount of US$50,000 each and 4 warrant certificates evidencing 50,000 share purchase warrants each to the Subscribers.

Each convertible note was issued on January 31, 2013 in the principal amount of US$50,000 each. Each note bears interest at 12% per annum and matures on January 31, 2014. Upon determination of the Conversion Price (as defined below), each note may be converted into common shares at the option of the holder. The number of conversion shares issuable upon conversion of any outstanding principal and accrued interest is determined by the quotient obtained by dividing (x) by (y) where (x) is equal to the amount of outstanding principal and accrued interest to be converted and (y) is the Conversion Price. “Conversion Price” is equal to the price of a financing as defined in the letter of intent dated January 17, 2013 between us and Victory, and in the event the financing doesn’t close on or prior to the closing of the Acquisition (as defined in the letter of intent), or in the event the formal agreement is terminated, the Conversion Price shall be equal to US$0.50. As security for the obligations of our company to the holders under the notes, the holders have agreed to enter into an agent agreement, whereby the holders appoint an agent to act for their benefit under a general security agreement to be entered into between the agent and our company on or prior to advancement of the second tranche under the Commitment. Subject to the conversion rights of the holders under the notes, our company may, from time to time and at our option prepay all or part of the notes prior to the maturity date. If the notes are repaid by our company in full within 6 months from the date of issuance, and the holder does not elect to convert the entire amount prior to such repayment, our company is required to issue share purchase warrants to such holders (each, a “Repayment Right Warrant”). Each Repayment Right Warrant is exercisable into one common share at a price equal to the greater of the Conversion Price and the Market Price (as defined in the notes) as determined on the date notice is received by the holder. The Repayment Right Warrants are exercisable for a period of 2 years from the notice date. Our company is required to issue 0.4 Repayment Right Warrants per dollar of principal held by the holders that are subject to repayment by our company.

In connection with the issuance of the 4 notes set out above, we issued 4 warrant certificates of 50,000 share purchase warrants to each of the 4 Subscribers for an aggregate of 200,000 share purchase warrants. Each warrant entitles the holder to acquire one common share at an exercise price equal to the Conversion Price as defined in the Notes until expiry on January 31, 2015.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off Balance Sheet Arrangement of a Registrant.

On January 31, 2013, we issued 4 convertible notes to 4 holders in the principal amount of US$50,000 each for an aggregate amount of US$200,000. For a description of the offering, including a detailed description of our obligations thereunder, see the disclosure set out above under Item 1.01 – Convertible Notes.

Item 3.02 Unregistered Sales of Equity Securities.

On January 31, 2013, we entered into the Agreements, whereby we issued convertible notes and share purchase warrants to the Subscribers. For a description of the offering, including a detailed description of the notes and share purchase warrants, see Item 1.01 – Convertible Notes.

We issued the convertible notes and the warrants to four non-U.S. persons (as that term is defined in Regulation S of the Securities Act of 1933, as amended) in an offshore transaction in which we relied on the registration exemption provided for in Regulation S and/or Section 4(2) of the Securities Act of 1933, as amended.

Item 9.01 Financial Statements and Exhibits.

Exhibit	Description
10.1	Commitment Letter
10.2	Form of Convertible Note
10.3	Form of Warrant Certificate

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TECKMINE INDUSTRIES, INC.

By:

/s/ Nathan Woods
Nathan Woods
President, Secretary, Treasurer and Director

Date: February 6, 2013